UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 534-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 21, 2012, Resolute Natural Resources Southwest, LLC, a Delaware limited liability company (“Resolute Southwest”), and a wholly-owned subsidiary of Resolute Energy Corporation (“Resolute” or the “Company”), acquired certain Permian Basin oil and gas properties located primarily in Howard County, Texas, and Lea County, New Mexico (the “Celero Properties”), from Celero Energy II, LP and an affiliate (“Celero”), for a purchase price of approximately $115 million (the “Celero Acquisition”). Natural Gas Partners, an affiliate of the Company, is also an affiliate of Celero. See the Current Reports on Form 8-K filed on December 5, 2012 and December 26, 2012, respectively, for a detailed explanation of the acquisition of the Celero Properties.

On December 28, 2012, Resolute Southwest acquired an undivided 32.35% interest in certain Permian Basin oil and gas properties near Midland, Texas (the “RSP Properties”), pursuant to the terms of a Purchase, Sale and Option Agreement with RSP Permian, L.L.C., a Delaware limited liability company (“RSP”), Wallace Family Partnership, LP, a Texas limited partnership, Ted Collins, Jr. and certain additional “tag-along” sellers (collectively “RSP Sellers”). Natural Gas Partners, an affiliate of the Company, is also an affiliate of RSP. The purchase price for all acquired interests was approximately $133 million (the “RSP Acquisition”). The $133 million purchase price paid to the RSP Sellers included a non-refundable $6 million paid in exchange for the option to acquire the remaining undivided 67.65% interest in the RSP Properties for a purchase price of approximately $261 million at any time through March 22, 2013, although the option fee would be applied against that purchase price. Resolute has given notice of its intent to exercise this option, but has not completed financing for the acquisition, and is not obligated to close. See the Current Report on Form 8-K filed on December 31, 2012 for a detailed explanation of the acquisition of the RSP Properties and the Form 8-K filed on March 4, 2013 regarding exercise of the option.

The Celero Acquisition and the RSP Acquisition are together referred to as the “Permian Acquisitions.” In accordance with Rule 3-05 under Securities and Exchange Commission Regulation S-X and communication with the Securities and Exchange Commission, the Company is providing the following:

•

Celero Properties - Audited statements of revenue and direct operating expenses for the years ended December 31, 2011 and 2010 and unaudited statements of revenue and direct operating expenses for the nine months ended September 30, 2012 and 2011.

•

RSP Properties - Audited statement of revenue and direct operating expenses for the year ended December 31, 2011 and unaudited statements of revenue and direct operating expenses for the nine months ended September 30, 2012 and 2011.

•

Pro forma statements – Unaudited pro forma balance sheet at September 30, 2012, and unaudited pro forma statements of operations for the nine month period ended September 30, 2012 and the year ended December 31, 2011, reflecting historical Resolute and the Permian Acquisitions.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited statements of revenue and direct operating expenses for the years ended December 31, 2011, and 2010, and unaudited statements of revenue and direct operating expenses for the nine months ended September 30, 2012 and 2011, including the related notes, for the Celero Properties are attached as Exhibit 99.1 and are included herein.

The audited statements of revenue and direct operating expenses for the year ended December 31, 2011 and unaudited statements of revenue and direct operating expenses for the nine months ended September 30, 2012 and 2011, including the related notes, for the RSP Properties are attached as Exhibit 99.2 and are included herein.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet as of September 30, 2012, and the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2012, and for the year ended December 31, 2011, that reflect the Permian Acquisitions are attached as Exhibit 99.3 and are included herein.

(d) Exhibits

Exhibit Number	Description of Exhibits
23.1	Consent of Independent Auditors, KPMG LLP, dated as of March 6, 2013.
99.1	The audited statements of revenue and direct operating expenses for the years ended December 31, 2011 and 2010, and unaudited statements of revenue and direct operating expenses for the nine months ended September 30, 2012 and 2011, including the related notes, for the Celero Properties
99.2	The audited statement of revenue and direct operating expenses for the year ended December 31, 2011, and unaudited statements of revenue and direct operating expenses for the nine months ended September 30, 2012 and 2011, including the related notes, for the RSP Properties
99.3	The unaudited pro forma consolidated balance sheet of Resolute Energy Corporation as of September 30, 2012, and the unaudited pro forma consolidated statements of operations of Resolute Energy Corporation for the nine months ended September 30, 2012, and for the year ended December 31, 2011, which give effect to the Permian Acquisitions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2013

RESOLUTE ENERGY CORPORATION

By:	/s/ James A. Tuell
James A. Tuell
Vice President and Chief Accounting Officer